UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 18, 2023

THE ODP CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10948	85-1457062
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 North Military Trail, Boca Raton, FL	33496
(Address of Principal Executive Offices)	(Zip Code)

(561) 438-4800

(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, If Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	ODP	The NASDAQ Stock Market (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2023, The ODP Corporation (the “Company”) announced that Gerry P. Smith, the Chief Executive Officer of the Company (“CEO”), began a temporary medical leave of absence to undergo a medical procedure that requires several weeks of recovery. Effective immediately, the Board of Directors of the Company (the “Board”) has appointed Joseph S. Vassalluzzo, the Company’s non-executive Chair of the Board, to assume Mr. Smith’s authority and responsibilities until Mr. Smith returns from his medical leave.

Mr. Vassalluzzo has served as the independent non-executive Chairman of the Board since February 2017 and has served as a member of the Board since August 2013. From 2002 to 2021, he served as a director of the Federal Realty Investment Trust, where he was chairman of the board of trustees. Mr. Vassalluzzo was previously a director of LifeTime Fitness, from 2006 to 2015, where he was its lead director and chair of the compensation committee. Mr. Vassalluzzo was employed by Staples, Inc. (“Staples”) from 1989 until 2005 and his duties included worldwide responsibility for all of Staples’ real estate activities, including, but not limited to, the development and management of all retail stores; distribution; office and warehouse centers; international operations; engineering, construction and design activities; facilities management; M&A activities; and the Legal Department function. Mr. Vassalluzzo also served as Staples’ vice chairman from 1999 to 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ODP CORPORATION

Date: September 18, 2023	/s/ Sarah E. Hlavinka
	Name:	Sarah E. Hlavinka
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary